EXHIBIT 5.1

April 12, 2013

Edgen Group Inc. 18444 Highland Road Baton Rouge, Louisiana 70809

Re:           Edgen Group Inc. 2012 Omnibus Incentive Plan

Ladies and Gentlemen:

I have acted as counsel to Edgen Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an additional 909,803 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) which may be issued by the Company pursuant to the Edgen Group Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Class A Common Stock to be issued and sold pursuant to the 2012 Plan (the “Shares”).

In rendering the opinion expressed below, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(1)	the Registration Statement;
(2)	the 2012 Plan;
(3)
the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated By-laws of the Company, which are filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

As to the facts on which this opinion is based, I have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me  as original documents, and the conformity to original documents of all documents submitted to me as copies, and the legal capacity of natural persons who are signatories to the documents examined by me.

In rendering the opinion expressed below, I have assumed that prior to the issuance of any of the Shares, there will exist under the Certificate of Incorporation the requisite number of authorized but unissued shares of Class A Common Stock.  In addition, I have assumed that (i) option grants or stock awards under the 2012 Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the 2012 Plan and any relevant agreements thereunder and in accordance with the Certificate of Incorporation and applicable Delaware law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the 2012 Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, I am of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms of the 2012 Plan and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. I am not a member of the bar of the State of Delaware, nor do I purport to be an expert in the laws of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. I assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ J. Michel Robinson, Jr.

J. MICHAEL ROBINSON, JR.